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AN AGREEMENT made the 24th day of May 2024
BETWEEN the party described as the Landlord in the Schedule hereto (hereinafter called "the Landlord") of the one part and the party named and described as the Tenant in the Schedule hereto (hereinafter called "the Tenant") of the other part.

HONG KONG STAMP DUTY PAID $0005.00

WHEREBY IT IS AGREED as follows :-

STAMP DUTY HONG KONG 24.5.24

DUPLICATE or COUNTERPART Original Stamped with $ 158014

SECTION I

INTERPRETATION AND AGREEMENT

1 1(1) Interpretation

In this Agreement the expressions set out in the Schedule hereto shall where the context so admits have the meanings respectively ascribed to them therein.

1(2) Headings and index

The headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

1(3) Gender

Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and vice versa and words herein in the singular shall include the plural and vice versa.

2 Term premises rent and charges

The Landlord shall let and the Tenant shall take for the said term All Those the said premises as delineated in pink on the plan(s) annexed hereto Together with the use in common with the Landlord and all others having the like right of :-

2(1) the entrances staircases landings passages and toilets in the said building, and

2(2) the lifts and escalators in the said building whenever the same shall be operating,

insofar as the same are necessary for the proper enjoyment of the said premises but except as the Landlord may from time to time restrict such use YIELDING AND PAYING therefor throughout the said term the rent air-conditioning charge and service charge (all of which are unless the context otherwise requires hereinafter included under the term "rent") as are set out in the Schedule which sums shall be payable exclusive of rates and other out-goings and in advance on the first day of each calendar month the first of such payments to be apportioned according to the number of days then unexpired in the month

SCHEDULE

1. The Landlord means the registered owner of the said Lot(s) (including where the context so admits its successors and assigns) ~~acting by its duly authorized agent,~~ Harbour City Estates Limited.

2. The Tenant means C&K JEWELLERY LIMITED

3. The said Lot(s) means SECTION B AND THE EXTENSION THERETO AND SECTION D OF KML NO. 11

4. The said building means TOWER 5, THE GATEWAY, HARBOUR CITY

5. The said premises means SUITES 3309-11 (33RD FLOOR) OF THE SAID BUILDING

   where shall be used for no purpose other than as commercial offices only. For the avoidance of doubt, it is hereby declared and confirmed that no private sales, sample sales, clearance sales or any similar sales or any activities related thereto including but without limiting to distribution of circulars or erection or posting up of any notices or any marketing activities of any kind may be allowed in any circumstances and the floor loading of which shall not exceed 60 lbs. per square foot.

6. The said term means the period commencing on the 15TH day of OCTOBER 2024 and expiring on the 14TH day of OCTOBER 2027

7. The rent means
   (a) in respect of the period from the date of commencement of the said term to the 14TH day of OCTOBER 2027 the sum of Hong Kong Dollars TWO HUNDRED THIRTEEN THOUSAND THREE HUNDRED AND NINETY ONLY
   (HK$ 213,390.00) per calendar month, ~~and~~

   (b) in respect of the period from the day of to the day of the sum of Hong Kong Dollars

   (HK$) per calendar month ("the minimum rental") or market rental whichever shall be greater, and

   (c) in respect of the period from the day of to the day of the sum of Hong Kong Dollars

   (HK$) per calendar month ("the minimum rental") or market rental whichever shall be greater

   Provided Always that notwithstanding anything to the contrary the rent shall only commence to be payable on the expiration ~~of the day from the date upon which the said premises are made available to the Tenant.~~

8. The market rental means the sum determined in accordance with the provisions of Clause 1 of Section XI.

9. The air-conditioning charge means the sum payable from time to time for the provision of air-conditioning services, being Hong Kong Dollars TWENTY THOUSAND TWO HUNDRED NINETY FIVE AND CENTS SEVENTY SIX ONLY (HK$ 20,295.76) per calendar month at the date of commencement of the said term, subject to increase from time to time either before or after the date of commencement of the said term in accordance with the provisions of Clause 1(2) of Section II.

10. The service charge means the sum payable from time to time for the provision of building management services, being Hong Kong Dollars NINETEEN THOUSAND FOUR HUNDRED FORTY TWO AND CENTS TWENTY ONLY (HK$ 19,442.20) per calendar month at the date of commencement of the said term, subject to increase from time to time either before or after the date of commencement of the said term in accordance with the provisions of Clause 1(2) of Section II.

11. The deposit means the sum of Hong Kong Dollars ONE MILLION FIVE HUNDRED SEVENTY FIVE THOUSAND ONE HUNDRED SIXTY SEVEN AND CENTS SEVENTY SIX ONLY (HK$ 1,575,167.76) subject to increase from time to time in accordance with the provisions of Clause 2 of Section IX.

12. The building manager means the person company or firm (if any) from time to time responsible for the proper management of the said building pursuant to any appointment either by the Landlord or under a deed of mutual covenant or management agreement.

EXECUTION

SIGNED by KEN K.H. WAN)
)
for and on behalf of the Landlord/)
duly authorized agent of the Landlord)
in the presence of :-)

KING Y.H. LAU

For and on behalf of
HARBOUR CITY ESTATES LIMITED
（海港城置業有限公司）

Authorized Signature

SIGNED by CHENG KA KI)
)
for and on behalf of the Tenant)
in the presence of :-)

WONG CHING MAN

K727903(5)

9655 4207

Suites 3309-11, 33/F, Tower 5,
The Gateway, Harbour City

For and on behalf of
C&K Jewellery Limited
三嘉珠寶有限公司

Authorized Signature(s)

ANNEXURES



Suites 3309-11
Suites 3312-13
COMMON CORRIDOR
A.H.U. ROOM
LIGHT WELL
LIFT MACHINE ROOM
LIFT LOBBY
LIFT
A.H.U. ROOM
Suites 3306-8
COMMON CORRIDOR
Suites 3301-4 & 14
Suite 3305

33rd Floor - Tower 5, The Gateway

For Identification Purpose Only
Subject to the Landlord's final confirmation
and HKSAR government Approval.